UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 22, 2013

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers

On August 23, 2013, the independent directors of the Board of Directors (the “Board”) of Harris Corporation (“Harris” or the “Company”) approved certain compensation actions, including with respect to William M. Brown, the Company’s President and Chief Executive Officer. On August 22, 2013, the Management Development and Compensation Committee of the Board (the “Compensation Committee”) approved certain compensation actions with respect to the Company’s other “named executive officers” (pursuant to Instruction 4 to Item 5.02 of Form 8-K, those executive officers included in the Summary Compensation Table in the Proxy Statement for the Company’s 2012 Annual Meeting of Shareholders). The approved compensation actions included payouts in respect of prior awards under both the cash-based Harris Corporation Annual Incentive Plan (the “Annual Incentive Plan”) and the Harris Corporation 2005 Equity Incentive Plan (As Amended and Restated Effective August 27, 2010) (the “Equity Incentive Plan”), the terms of which plans have been previously disclosed.

(i)  Fiscal 2013 Cash Payouts Under the Annual Incentive Plan:

Cash payouts under the Annual Incentive Plan in respect of fiscal 2013 were approved based on the extent of achievement of fiscal 2013 targets for financial performance measures and of other individual performance objectives established early in fiscal 2013 for the named executive officers then employed with the Company. The pre-established financial performance measures were Company or segment (as applicable) revenue, operating income and free cash flow (defined as cash flow from operations less capital expenditures), weighted 30 percent, 40 percent and 30 percent, respectively. Approved payouts were as follows: William M. Brown — $956,000; Gary L. McArthur — $363,000; Dana A. Mehnert — $256,000; and Daniel R. Pearson (former Executive Vice President and Chief Operating Officer) — $175,000. The approved payout to Mr. Pearson reflected pro-ration for the portion of fiscal 2013 that occurred through his retirement date.

(ii)  Fiscal 2013 Performance Share and Performance Share Unit Award Payouts Under the Equity Incentive Plan:

Performance share award payouts under the Equity Incentive Plan in respect of the fiscal 2011-2013 three-year performance period were approved based on the extent of achievement of performance period targets for financial performance measures established early in fiscal 2011 for the named executive officers then employed with the Company. The pre-established financial performance measures were the Company’s three-year cumulative operating income for the performance period and average annual return on invested capital (“ROIC”) for each fiscal year of the performance period, weighted equally, subject to possible upward or downward maximum adjustment of up to 33 percent based on the Company’s total shareholder return performance over the applicable performance period relative to the total shareholder return performance over the same performance period of a peer group consisting of the companies in the Standard & Poor’s 500 Industrials Sector and Information Technology Sector, excluding the semiconductor and semiconductor equipment industries (such possible adjustment, the “TSR Adjustment”). Approved payouts were as follows: Gary L. McArthur — 4,749 shares; Dana A. Mehnert — 5,941 shares; Daniel R. Pearson — 3,497 shares; Jeffrey S. Shuman (former Senior Vice President and Chief Human Resources and Administrative Officer) — 3,413 shares; and Howard L. Lance (former Chairman, President and Chief Executive Officer) — 8,223 shares (approved by the independent directors of the Board). Approved payouts to Messrs. Pearson and Lance reflected pro-ration for the portions of the performance period that occurred through their respective retirement dates.

A payout under the Equity Incentive Plan in respect of the performance share units for the fiscal 2012-2013 two-year performance period granted to Mr. Brown as part of the transition-related compensation provided to him when he became the Company’s President and Chief Executive Officer in November 2011 was approved based on the extent of achievement of performance period targets for financial performance measures. Such targets and financial performance measures were identical to the targets and financial performance measures for the fiscal 2012-2013 portion of the performance share unit awards granted to the Company’s executive officers in early fiscal 2012 for the three-year performance period of fiscal 2012-2014. The pre-established financial performance measures were the Company’s two-year cumulative operating income for the performance period and average annual ROIC for each fiscal year of the performance period, weighted equally, subject to the TSR Adjustment. The approved payout to Mr. Brown was 29,683 shares, which reflected 50 percent of the units that were earned based on the extent of achievement of the performance period targets. Pursuant to the terms of Mr. Brown’s employment agreement, the remaining 50 percent of the units that were earned are to be paid out on July 1, 2014, subject to Mr. Brown remaining employed by the Company on that date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

August 27, 2013	By:	/s/ Scott T. Mikuen

Name: Scott T. Mikuen
Title: Senior Vice President, General Counsel and Secretary